SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 17, 2003



                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)




           Philippines                  1-12995                Not Applicable
  ------------------------------------------------------------------------------
   (State or other jurisdiction       (Commission              (IRS Employer
        of incorporation)             File Number)           Identification No.)




24th Floor, 6750 Building, Ayala Avenue, Makati,
             Metro Manila Philippines                      Not Applicable
    ----------------------------------------               --------------
    (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (632) 892-0276


                                       N/A
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS.

On Friday, June 13, 2003, Standard & Poor's Ratings Services downgraded CE Casecnan Water and Energy Company, Inc.'s ("CE Casecnan") senior secured notes rating to B+ from BB, and stated that the outlook for the rating was negative. A copy of the Standard & Poor's Ratings Services press release is attached hereto as Exhibit 99.1.

Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant, CE Casecnan, to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements, including expectations regarding the future results of operations of the Registrant. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development and construction uncertainty, operating uncertainty, acquisition uncertainty, litigation and arbitration uncertainties, uncertainties relating to economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, incorporated herein by reference, for a description of such factors. The Registrant assumes no responsibility to update forward-looking information contained herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 - Standard & Poor's Ratings Services Press Release dated June 13, 2003.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CE Casecnan Water and Energy Company, Inc.



Date:  June 17, 2003                  By:      /s/  Paul J. Leighton
                                      ------------------------------------------
                                               Paul J. Leighton
                                               Assistant Secretary

                                 EXHIBITS INDEX

Exhibit
Number   Exhibit

99.1     Standard & Poor's Ratings Services Press Release dated June 13, 2003

                                                                   Exhibit 99.1

S&P Lowers Casecnan Notes To B+; Outlook Neg.

HONG KONG (Standard & Poor's) June 13, 2003--Standard & Poor's Ratings Services said today that it had lowered its issue rating on CE Casecnan Water and Energy Co. Inc.'s (Casecnan) US$296.5 million senior secured notes to 'B+' from 'BB'. The outlook on the rating is negative.

The rating action reflects the company's tight liquidity position and concerns about the increased risks of arbitration of the offtake contract with the National Irrigation Administration (NIA), its major customer. Casecnan has recently experienced delays in receiving payments from the NIA. Although Casecnan eventually received payment for the outstanding invoice, amounting to about US$7.2 million, the company did not receive an explanation as to why it was delayed. An added uncertainty is NIA's claim that Casecnan's power contract is contrary to Philippine law and public policy. NIA has requested the arbitral tribunal to declare the project agreement void, or to remedy the alleged defects in its terms. The uncertainty over the strength of this agreement is a concern.

Standard & Poor's is also concerned about Casecnan's tight liquidity position. The company is unable to fund its debt service reserve. Casecnan's debt service coverage ratio has remained at about 1x since the company began operations, which is significantly less than originally projected.

Casecnan's cash levels amount to about US$0.5 million, compared with debt due November 2003 totaling about US$37 million.

Casecnan, a subsidiary of MidAmerican Energy Holdings Co. (BBB-/Positive/--), operates a combination water and 150-megawatt hydroelectric power project on the island of Luzon in the southern Philippines.

The negative outlook on the rating reflects the power project's weak underlying fundamentals, and increased risk of contract abrogation by the Philippine government. The rating could be lowered if the company experiences further payment problems from NIA or the project's fundamentals deteriorate.

Complete ratings information is available to subscribers of RatingsDirect, Standard & Poor's web-based credit analysis system, at www.ratingsdirect.com. All ratings affected by this rating action can be found on Standard & Poor's public website at www.standardandpoors.com; under Credit Ratings in the left navigation bar, select Credit Ratings Actions.

Contact: Raymond Woo, Hong Kong (852) 2533-3526
         John Bailey, Hong Kong (852) 2533-3530 Copyright (c) 2003, Standard & Poor's Ratings Services